UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2014

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 23, 2013, Tower International, Inc. (the “Company”) entered into a Term Loan and Guaranty Agreement, dated as of April 23, 2013 (as amended pursuant to a First Refinancing Term Loan Amendment, dated as of July 29, 2013, the “Term Loan Credit Agreement”) by and among Tower Automotive Holdings USA, LLC (the “Borrower”), the Company, Tower Automotive Holdings I, LLC (“Holdco”), Tower Automotive Holdings II(a), LLC, Tower Automotive Holdings II(b), LLC and certain other domestic subsidiaries of the Company as Guarantors, each of the financial institutions from time to time party thereto as Lenders, and Citibank, N.A., as administrative agent (in such capacity, the “Agent”) for the Lenders, pursuant to which, among other things, the Lenders disbursed term loans to Borrower in the aggregate amount of $420 million. As of January 31, 2014, term loans in the aggregate principal amount of approximately $417 million were outstanding (the “Outstanding Term Loans”) under the Term Loan Credit Agreement.

On January 31, 2014, the Term Loan Credit Agreement was further amended pursuant to a Second Refinancing Term Loan Amendment and Additional Term Loan Amendment, dated as of January 31, 2014 (the “Second Term Loan Amendment”), by and among the Company, the Borrower, Holdco, certain other domestic subsidiaries of the Company as Guarantors, each of the financial institutions party thereto as Refinancing Term Lenders and Additional Term Lenders, and Agent, pursuant to which, among other things, the Outstanding Term Loans were refinanced in full, and additional term loans in an aggregate principal amount of approximately $33 million (the “Additional Term Loans”) were disbursed by the Additional Term Lenders to Borrower. After giving effect to the disbursement of the Additional Term Loans, there are term loans in the aggregate principal amount of $450 million outstanding under the Term Loan Credit Agreement.

Additionally, the interest rate margins applicable to term loans disbursed under the Term Loan Credit Agreement, as amended by the Second Term Loan Amendment, were lowered by 75 basis points to 2.00% in the case of term loans bearing interest at the alternate base rate and to 3.00% in the case of term loans bearing interest at the Adjusted LIBO Rate.

Except as expressly modified by the Second Term Loan Amendment, the Term Loan Credit Agreement remains in full force and effect.

The description of the Second Refinancing Term Loan Amendment is qualified in its entirety by reference to the full text of the Second Refinancing Term Loan Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The description of the Term Loan Credit Agreement is qualified in its entirety by reference to the full text of the conformed copy of the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Refinancing Term Loan Amendment and Additional Term Loan Amendment, dated as of January 31, 2014.

10.2	Term Loan and Guaranty Agreement, dated as of April 23, 2013 (as amended pursuant to a First Refinancing Term Loan Amendment, dated as of July 29, 2013 and a Second Refinancing Term Loan Amendment and Additional Term Loan Amendment, dated as of January 31, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By: /s/ Jeffrey Kersten

Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

January 31, 2014

EXHIBIT INDEX

10.1	Second Refinancing Term Loan Amendment and Additional Term Loan Amendment, dated as of January 31, 2014.

10.2	Term Loan and Guaranty Agreement, dated as of April 23, 2013 (as amended pursuant to a First Refinancing Term Loan Amendment, dated as of July 29, 2013 and a Second Refinancing Term Loan Amendment and Additional Term Loan Amendment, dated as of January 31, 2014).

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